RESTRICTED STOCK UNIT AGREEMENT UNDER THE MERCURY SYSTEMS, INC. 2025 LONG TERM INCENTIVE PLAN Name of Grantee: #ParticipantName# No. of Phantom Stock Units Granted: #QuantityGranted# Grant Date: #GrantDate# Pursuant to the Mercury Systems, Inc. 2025 Long Term Incentive Plan as amended through the date hereof (the “Plan”), Mercury Systems, Inc. (the “Company”) hereby grants a restricted stock unit award consisting of the number of phantom stock units listed above (an “Award”) to the Grantee named above. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them under the Plan. Each phantom stock unit shall relate to one Share of Common Stock of the Company, subject to the restrictions and conditions set forth herein and in the Plan. 1. Restrictions on Transfer of Award. This Agreement and the underlying Award shall be subject to the restrictions on transferability set forth in Section 14(g) of the Plan until (i) the phantom stock units have vested as provided in Section 2 of this Agreement, and (ii) Shares have been issued pursuant to Section 4 of this Agreement. 2. Vesting of Phantom Stock Units. The phantom stock units shall vest in accordance with the schedule set forth below (or if earlier, on the date of the Company’s next annual shareholders meeting), subject to the acceleration events provided for under Paragraph 3. Incremental Number of Phantom Stock Units Vested Vesting Date #VestQty_1# #VestDate_1# 3. Termination of Service Prior to Full Vesting. In the event of the Grantee’s Termination of Service prior to the vesting of all phantom stock units hereunder, then the consequences of such termination shall be as follows: (a) If the Termination of Service is by reason of death or Disability, then the vesting date for all remaining phantom stock units that have not yet vested shall be accelerated to be the date of such termination. (b) Any unvested phantom stock units that do not become vested under Paragraph (a) above shall be automatically forfeited to the Company. 4. Receipt of Shares of Stock. (a) As soon as practicable following each vesting date, the Company shall direct its transfer agent to issue to the Grantee in book entry form the number of Shares equal to

2 the number of phantom stock units credited to the Grantee that have vested pursuant to Section 2 of this Agreement on such date in satisfaction of such phantom stock units. (b) In each instance above, the issuance of Shares shall be subject to the payment by the Grantee by cash or other means acceptable to the Company of any federal, state, local and other applicable taxes required to be withheld in connection with such issuance in accordance with Section 6 of this Agreement. 5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2 of the Plan. 6. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event, pay to the Company or make arrangements satisfactory to the Committee for payment of taxes required by law to be withheld on account of such taxable event. 7. Miscellaneous. (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing. (b) This Agreement does not confer upon the Grantee any rights with respect to continuation of service on the Company’s Board of Directors. MERCURY SYSTEMS, INC. By: Steve Ratner Title: Chief Human Resources Officer The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Dated: #AcceptanceDate# #ParticipantName# Grantee’s Signature